UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-13007	13-3904174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(d) Carver Bancorp, Inc. (“Carver” or the “Company”) appointed three new directors to the Board of the Directors of the Company and to the Board of Directors of its wholly-owned banking subsidiary, Carver Federal Savings Bank (the “Bank”). Susan Tohbe, Colbert Narcisse and Janet Rollé were appointed to the Company’s and Bank’s Boards of Directors effective August 2, 2010.
The appointments bring the total number of directors at Carver Bancorp, Inc. and Carver Federal Savings Bank to nine (9). No determinations have been made by the Board of Directors as to which committees each new director will serve.
Susan Tohbe is a partner with Peterson County LLC, a real estate investment and management company and has been appointed to serve in the 2010 class of directors.
Colbert Narcisse is CEO of Gold Bullion International (“GBI”), a precious metals asset management company. and has been appointed to serve in the 2011 class of directors.
Janet Rollé is currently Executive Vice President and Chief Marketing Officer of BET Networks and has been appointed to serve in the 2011 class of directors.
A copy of the press release announcing the appointment of the three new directors is attached as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
The following exhibits are filed as part of this report:

99.1	Press release entitled “CARVER BANCORP, INC. APPOINTS THREE NEW DIRECTORS, SUSAN TOHBE, COLBERT NARCISSE AND JANET ROLLE, dated July 19, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
DATE: July 19, 2010

BY:	/s/ Mark A. Ricca
Mark A. Ricca
Executive Vice President, Chief Risk Officer and General Counsel